Exhibit 99.1

Earnings Commentary and Supplemental Information Third Quarter 2016 Unaudited www.ironmountain.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include our financial performance outlook and statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as 2016 guidance, the expected total cost to integrate Recall Holdings Limited (“Recall”) with our company and expected synergies from the acquisition, strategic goals, and expected cost savings associated with the Transformation Initiative. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability to remain qualified for taxation as a real estate investment trust for U.S. federal income tax purposes ("REIT"); (ii) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (iii) changes in customer preferences and demand for our storage and information management services; (iv) the cost to comply with current and future laws, regulations and customer demands relating to privacy issues, as well as fire and safety standards; (v) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information; (vi) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (vii) changes in the political and economic environments in the countries in which our international subsidiaries operate; (viii) our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (ix) changes in the amount of our capital expenditures; (x) changes in the cost of our debt; (xi) the impact of alternative, more attractive investments on dividends; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) the performance of business partners upon whom we depend for technical assistance or management expertise outside the United States; (xiv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xv) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports, or incorporated therein. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Reconciliation of Non-GAAP Measures: Throughout this presentation, Iron Mountain will discuss (1) Adjusted OIBDA, (2) Adjusted Earnings per Share, (3) Funds from Operations (FFO NAREIT), (4) FFO (Normalized) and (5) Adjusted Funds from Operations (AFFO). These measures do not conform to accounting principles generally accepted in the United States (GAAP). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating or net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and the definitions are included later in this document (see Table of Contents). Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain’s transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful. www.ironmountain.comSelected metric definitions are available in the Appendix2 Safe Harbor Statement

 Section I - Company Profile and Strategic Plan 4 - 5 Section II - Earnings Overview, Financial Highlights and Guidance 6 - 11 Section III - Operating Metrics 12 - 16 Section IV - Balance Sheets, Statements of Operations and Reconciliations 17 - 26 Section V - Storage Net Operating Income and Service Business 27 - 29 Section VI - Real Estate Metrics 30 - 35 Section VII - Debt Schedule and Capitaliz ation 36 - 37 Section VIII - Capital Expenditures and Investments 38 - 39 Section IX - Components of Value 40 Section X - Appendix 41 - 50 All figures except per share and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding Investor Relations Contacts: Melissa Marsden, 617-535-8595 Senior Vice President, Investor Relations melissa.marsden@ironmountain.com Faten Freiha, 617-535-8404 Director, Investor Relations faten.freiha@ironmountain.com www.ironmountain.comSelected metric definitions are available in the Appendix3 Table of Contents

IRON MOUNTAIN®
Company Profile

Iron Mountain is a global leader in enterprise storage with a high-return, real estate-based business model, yielding annualized revenue of over $3.7 billion. The company provides storage and information management services to a high-quality, diversified customer base across numerous industries and government organizations. Iron Mountain serves more than 220,000 customers, including approximately 94% of the Fortune 1000, and no single customer accounts for more than 1% of revenues. Iron Mountain provides storage and information management services in 45 countries on six continents, storing more than 670 million cubic feet of records in a portfolio of approximately 1,500 facilities totaling more than 88 million square feet of space. The company employs more than 26,000 people.

Iron Mountain is organized as a REIT, and its financial model is based on the recurring nature of its storage rental revenues and resulting storage net operating income (NOI). Supported by consistent, predictable storage rental revenues, the company generates predictable, low-volatility growth in key metrics such as storage NOI and AFFO. This fundamental financial characteristic provides stability through economic cycles.

Iron Mountain has the opportunity to invest capital at attractive returns both domestically and internationally. The company believes that there remains a large un-vended opportunity that can support sustained storage volumes in developed markets such as North America and high growth opportunities in emerging markets where customers are just beginning to outsource their storage of physical documents.

Strong Track Record of Storage Rental Growth


$1,838
26-year Compound Annual Growth Rate
16.5%
'89 '90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15

Countries Served



Diversification of Total Revenues

(As of 9/30/2016)


Region
Mix
Product
17.0%
7.3%
6.7%
69.0%
38.8%
61.2%
14.4%
9.0%
9.8%
66.7%
North America
Europe(1)
Latin America
Asia Pacific
Storage
Service
Records Mgmt
Data Protection
Shredding
Other(2)

(1) Includes South Africa.
(2) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center, Consulting, Entertainment Services, Fine Art Storage, Consumer Storage and other ancillary services.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
4

OUR DEVELOPED MARKETS Maintain continued Growth in Box and Tape Volume PLAN FOR GROWTH EMERGING MARKETS Expand Presence and Leverage Scale Emerging Markets to Represent 20% of Revenues by 2020 on a 2014 C$ basis ADJACENT BUSINESSES Adjacent Businesses to Represent 5% of Revenues by 2020 Added 3.6mm cubic feet of new volume before acquisitions Represents 17.1% of total revenue on 2014 C$ basis Good momentum with existing data center space and broke ground on new facility Transformation, Integration and Talent Recall synergies being achieved earlier Leverage Real Estate Platform to Create Long-Term Value Prioritizing investments for improved capital efficiency Progress as of September 30, 2016. We use non-GAAP metrics and financial measures in comparing our operating performance and highlights to our strategic goals because the non-GAAP metrics and financial measures are used in our strategic goals, rather than GAAP financial measures. We believe it is important to our investors for us to report progress against these strategic goals, and management’s compensation is aligned with these strategic goals, as noted in our proxy statement for our 2016 annual meeting of stockholders. ENABLERS GROWTH and VALUE PILLARS Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix5 Strategic Plan for Growth

Third Quarter Highlights • • On track with long-term and short-term financial and operating goals In support of our strategic plan, during the third quarter of 2016, we: Maintained strong customer retention and generated positive internal storage rental and volume growth in developed markets, Expanded our revenue from Emerging Markets (now Other International excluding Australia) to 17.1% of total revenue in the quarter on a 2014 constant dollar basis, demonstrating progress toward our goal to increase revenue from these markets to 20% by the end of 2020, and Achieved lease rate of approximately 85% in our Boston data center operation and broke ground on a new data center campus in Northern Virginia within our Adjacent Businesses segment. o o o • Additionally, we achieved strong internal storage rental revenue growth of 2.6% reflecting the solid underlying business fundamentals that support the continued durability of our storage rental business. We also actioned $68 million of 2017 run-rate Recall synergies and expect to action $100 million by year-end, which represents more than 85% of 2017 expected synergies. We further improved profitability through Transformation Initiative benefits, which continue to flow through 2016 results. Based upon the continued demonstration of growth and durability of cash flows, our board of directors declared a quarterly cash dividend of $0.550 per share for the fourth quarter, up 13% from our third quarter dividend per share of $0.485. • • • Financial Performance • Total reported revenues for the third quarter were $943 million, compared with $747 million in 2015. Year-to-date total reported revenues were $2.58 billion, compared with $2.26 billion in 2015. On a constant dollar (C$) basis, total revenue growth was 27.4% for the quarter and 16.7% year-to-date, primarily driven by the Recall acquisition, which closed on May 2, 2016. • Operating income for the third quarter of 2016 was $135 million, compared with $127 million in 2015. Year-to-date operating income was $362 million, compared with $401 million year-to-date in 2015. Operating Income in the third quarter of 2016 included $34 million of Recall Costs and $103 million year-to-date, compared with $15 million of Recall Costs in the third quarter of 2015 and $20 million year-to-date in 2015. • Adjusted OIBDA for the third quarter was $294 million, compared with $228 million in 2015. Year-to-date, Adjusted OIBDA was $791 million, compared with $682 million in 2015. On a C$ basis, Adjusted OIBDA increased by 30.5% for the quarter and 17.9% year-to-date. • GAAP EPS from Continuing Operations for the third quarter was $0.02 per diluted share compared with GAAP EPS from Continuing Operations of $0.11 per diluted share for the third quarter of 2015. Year-to-date GAAP EPS from Continuing Operations was $0.22 per diluted share compared with $0.56 per diluted share in 2015. 2016 GAAP EPS from Continuing Operations was impacted by the same Recall Costs that lowered operating income, and third quarter 2016 also included a $14 million charge associated with the required divestiture of certain legacy Australian records and information management businesses. Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix6 Earnings Overview

• Adjusted EPS for the third quarter was $0.27 per diluted share, compared with $0.31 per diluted share in 2015. Adjusted EPS for the third quarter reflects a structural tax rate of 18.6%, compared with a structural tax rate of 16.5% in 2015. In addition, Adjusted EPS was impacted by increased depreciation and amortization expenses related to purchase price adjustments including depreciation of certain Recall racking structures. Year-to-date Adjusted EPS was $0.80 per diluted share, compared with $0.89 per diluted share in 2015. • Income from continuing operations for the third quarter was $6 million, compared with $24 million in 2015. For-year-to-date 2016 Income from continuing operations was $54 million, compared with $119 million in 2015. Income from continuing operations included $34 million of Recall Costs in the third quarter of 2016 and $103 million year-to-date, compared with $15 million of Recall Costs in the third quarter of 2015 and $20 million year-to-date in 2015. The third quarter of 2016 was also impacted by the $14 million charge. • FFO (Normalized) per share was $0.44 for the third quarter compared with $0.55 in 2015 and AFFO was $169 million for the third quarter compared with $134 million in 2015. On a year-to-date basis, FFO (Normalized) per share was $1.42 compared with $1.54 in 2015 and AFFO was $485 million compared with $403 million in 2015. Liquidity and Leverage • At September 30, 2016, we had liquidity of approximately $912 million, primarily under our revolving credit facility. Our net total lease adjusted leverage ratio was 5.7x at quarter end. We enhanced our debt structure through increasing exposure to long-term notes and shifting a greater percentage of debt to foreign jurisdictions, which creates a natural currency hedge and a tax-efficient structure. In September 2016, we issued CAD$250 million of 5.375% Senior Notes due 2023 and closed on an AUD$250 million Syndicated Term Loan B Facility, which matures in September 2022 and currently bears interest at 6.05%. • Guidance • We updated our guidance for 2016 FFO (Normalized) as a result of certain one-time cash items that are not excluded from FFO (Normalized). In addition, we introduced preliminary guidance for 2017. Details are available on pages 10 and 11. Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix7 Earnings Overview

IRON MOUNTAIN®

Financial Highlights

	Q3 2015	Q3 2016	% Change	YTD 2015	YTD 2016	% Change
Storage Rental	$460,052	$576,465	25.3%	$1,380,133	$1,576,358	14.2%
Service	286,477	366,357	27.9%	875,416	1,000,902	14.3%
Total Revenues	**$746,529**	**$942,822**	**26.3%**	**$2,255,549**	**$2,577,260**	**14.3%**
Gross Profit	$428,866	$513,014	19.6%	$1,289,949	$1,425,698	10.5%
Gross Margin	57.4%	54.4%	-300 bps	57.2%	55.3%	-190 bps
Gross Profit	$428,866	$513,014	19.6%	$1,289,949	$1,425,698	10.5%
Less: Recall Costs included in Cost of Sales	-	4,457	n/a	-	4,788	n/a
Adjusted Gross Profit	$428,866	$517,471	20.7%	$1,289,949	$1,430,486	10.9%
Adjusted Gross Profit Margin	57.4%	54.9%	-250 bps	57.2%	55.5%	-170 bps
Storage and Service Profit and Margin						
Storage Gross Profit	$347,197	$425,360	22.5%	1,059,107	1,181,185	11.5%
Storage Gross Margin	75.5%	73.8%	-170 bps	76.7%	74.9%	-180 bps
Service Gross Profit	$81,669	$92,111	12.8%	230,842	249,301	8.0%
Service Gross Margin	28.5%	25.1%	-340 bps	26.4%	24.9%	-150 bps
Storage Net Operating Income (NOI)(1)	$368,838	$470,477	27.6%	$1,120,727	$1,290,931	15.2%
Operating Income	$126,822	$135,454	6.8%	$401,258	$362,146	(9.7%)
Operating Income Margin	17.0%	14.4%	-260 bps	17.8%	14.1%	-370 bps
Adjusted OIBDA	$227,835	$294,203	29.1%	$682,281	$790,783	15.9%
Adjusted OIBDA Margin	30.5%	31.2%	70 bps	30.2%	30.7%	50 bps
Income (Loss) from Continuing Operations	$23,517	$5,759	(75.5%)	$119,262	$54,080	(54.7%)
Reported EPS - Fully Diluted from Continuing Operations	$0.11	$0.02	(81.8%)	$0.56	$0.22	(60.7%)
Adjusted EPS	$0.31	$0.27	(12.9%)	$0.89	$0.80	(10.1%)
Net Income (Loss)	$23,517	$7,800	(66.8%)	$119,262	$57,708	(51.6%)
FFO (NAREIT)(2)	$67,563	$69,130	2.3%	$252,866	$222,420	(12.0%)
FFO (Normalized)(2)	$116,645	$117,494	0.7%	$326,322	$342,504	5.0%
FFO (Normalized) per Share(2)	$0.55	$0.44	(20.0%)	$1.54	$1.42	(7.8%)
AFFO(2)	$134,036	$169,496	26.5%	$403,461	$484,532	20.1%
Ordinary Dividends per Share	$0.475	$0.485	2.1%	$1.425	$1.455	2.1%
Weighted Average Fully-diluted Shares Outstanding	211,917	264,502	24.8%	212,081	241,520	13.9%

(1) See slide 28 for Storage Net Operating Income reconciliation.
(2) In Q4 2015, we revised the reconciliation of FFO (NAREIT), FFO (Normalized) and AFFO to reconcile these Non-GAAP measures to consolidated net income, rather than net income attributable to Iron Mountain. We have revised the Q3 2015 reconciliation of FFO (NAREIT), FFO (Normalized) and AFFO to conform to current year presentation.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
8

Total Run-Rate Gross Synergies from Actions Taken in 2016 ($mm) $100 To be Actioned October-December 2016 Actioned YTD Sep 30 2016 >85% of Gross Syner Actioned in 2017 Expected Synergies Total Expected Run-Rate Benefit Actions FY 2016 In Year Benefit of Actions to be Taken in 2017 Total Expected Gross Synergies for 2017 Total Full Year Divestitures Expected Net Synergies Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix9 $115 $100 $80 $35 $15 $68 $32 Progress on Cost Synergies Associated with Recall

Financial Performance Outlook(2) $MM (except per share items) AFFO $610 - $650 $610 - $650 Business and Customer Acquisitions $140 - $180 $140 - $180 Bridge to Full Ye ar Adjus te d OIBDA Guidance Recall Contribution $107 - $122 Total Adjus te d OIBDA Guidance $1,075 - $1,110 (1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain’s transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful. The 2016 C$ Budget Rate was set in January 2016. Guidance for Adjusted EPS, FFO (Normalized) and FFO (Normalized) per share reflects our expected Recall purchase price adjustments. YOY growth compared to 2016 constant dollar (C$) budget rates; includes 1.5%-2.0% internal revenue growth. Assumes full year weighted average 247mm shares outstanding. Excludes $24mm of Recall Capex (2) (3) (4) (5) Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix10 Synergies net of Expected Divestitures $18 Standalone IRM 2016 Full Year Guidance $950 - $970 Adj. OIBDA Total Capital Expenditures and Investments (ex dividends) $630 - $670 $510 - $550 Real Estate Investment $320 $225 Non-Real Estate Investment $80 60(5) Real Estate and Non-Real Estate Maintenance $90 $85(5) 2016 Guidance as of 11/1/2016 2016 Guidance as of 8/4/2016 Revenue $3,450 - $3,550 $3,450 - $3,550 18% - 21% Adjusted OIBDA $1,075 - $1,110 $1,075 - $1,110 19% - 23% Adjusted EPS – Fully Diluted(4) $1.10 - $1.20 $1.10 - $1.20 (6%) - 3% FFO (Normalized) $530 - $555 $450 - $470 FFO (Normalized) per share(4) $2.15 - $2.25 $1.82 - $1.90 2016 C$ % Change YOY(3) 2016 R$ Guidance as of 11/1/2016 2016 C$ Guidance as of 8/4/2016 2016 Guidance Summary(1)

IRON MOUNTAIN®

Preliminary 2017 Guidance Summary[1]

Financial Performance Outlook
$MM (except per share items)

	2017 Guidance as of 11/1/2016	2017 % Change YOY
Revenue	$3,750 - $3,870	6% - 12%
Adjusted OIBDA	$1,250 - $1,310	13% - 22%
Adjusted EPS – Fully Diluted[3]	$1.15 - $1.35	(4%) - 23%
FFO (Normalized)	$555 - $620	
FFO (Normalized) per share[3]	$2.10 - $2.35	
AFFO	$675 - $735	

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.
(2) YOY growth compared to 2016 reported dollar (R$) expected results; includes 1.5%-2.0% internal revenue growth.
(3) Assumes full year weighted average 265 mm shares outstanding.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

www.ironmountain.com Selected metric definitions are available in the Appendix 11

Revenue Re ve nue Grow th Rate s Revenue Revenue Storage Rental Service Storage Rental Service 17.4% 38.8% 61.2% 82.6% Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix12 YTD 2016 Gross Profit YTD 2016 Revenue Storage Rental Service Total Reported 25.3% 27.9% 26.3% Storage Rental Service Total Revenue Revenue Revenue 14.2% 14.3% 14.3% Less: Impact of FX Rate Changes and Adjustments (1.0)% (1.3)% (1.1)% (2.2)% (2.7)% (2.4)% Constant Currency 26.3% 29.2% 27.4% 16.4% 17.0% 16.7% Less: Impact of Acquisitions and Dispositions 23.7% 29.8% 26.0% 14.1% 17.2% 15.3% Inte rnal Grow th Rate 2.6% (0.5)% 1.4% 2.3% (0.2)% 1.3% YTD 2016 Q3 2016 Year-over-Year Revenue Growth

IRON MOUNTAIN
Records Management Volume Growth

Total Iron Mountain (678 CuFt MM)


Q4-14A: 3.6%; 1.5%; 2.4%; 5.9%; -4.4%; -1.9%
Q1-15A: 3.5%; 1.6%; 2.4%; 5.9%; -4.4%; -2.0%
Q2-15A: 2.8%; 1.0%; 2.3%; 5.9%; -4.4%; -2.1%
Q3-15A: 2.7%; 1.1%; 2.4%; 5.7%; -4.5%; -2.1%
Q4-15A: 2.3%; 0.7%; 2.5%; 5.8%; -4.6%; -2.1%
Q1-16A: 3.2%; 1.6%; 2.6%; 5.8%; -4.8%; -2.0%
Q2-16A: 27.6%; 25.9%; 2.6%; 6.0%; -4.8%; -2.1%
Q3-16A: 29.2%; 27.4%; 2.7%; 6.2%; -4.9%; -2.2%

Percentage of Total Cubic Volume


North America
Other International
Western Europe
12.5%
25.5%
61.9%

North America (420 CuFt MM)


Q4-14A: 0.5%; 1.7%; 5.1%; -4.6%; -1.6%
Q1-15A: 1.2%; 0.7%; 1.7%; 5.1%; -4.6%; -1.7%
Q2-15A: 1.2%; 0.8%; 1.6%; 5.1%; -4.5%; -1.8%
Q3-15A: 1.1%; 1.0%; 1.7%; 4.9%; -4.7%; -1.8%
Q4-15A: 1.2%; 1.0%; 1.8%; 5.0%; -4.8%; -1.8%
Q1-16A: 0.5%; 0.3%; 1.8%; 5.0%; -5.0%; -1.7%
Q2-16A: 11.6%; 11.5%; 1.7%; 5.1%; -5.1%; -1.6%
Q3-16A: 11.8%; 11.4%; 1.9%; 5.2%; -5.1%; -1.5%


12.5%
25.5%
61.9%

Business Acquisitions[1] | New Sales[2] | New Volume from Existing Customers | Destructions | Outperm/Terms

(1) Represents CuFt acquired at close. CuFt activity post close flows through new sales, new volume from existing customers, destructions, outperms / terms as appropriate.
(2) Customer acquisitions are included in new sales as the nature of these transactions is similar to new customer wins.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

www.ironmountain.com Selected metric definitions are available in the Appendix 13

IRON MOUNTAIN®

Records Management Volume Growth

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

Western European (85 CuFt MM)[1]


5.7%
1.8%
4.8%
5.5%
-4.2%
-2.3%
5.4%
1.6%
5.0%
5.6%
-4.5%
-2.3%
3.0%
0.7%
3.7%
5.4%
-4.6%
-2.1%
3.9%(1)
0.7%
4.7%
5.3%
-4.6%
-2.2%
3.1%
4.5%
5.1%
-4.4%
-2.1%
3.0%
4.4%
5.0%
-4.1%
-2.3%
37.8%
34.1%
4.8%
5.5%
-3.9%
-2.6%
49.3%
46.1%
4.4%
5.8%
-4.3%
-2.7%
Q4-14A
Q1-15A
Q2-15A
Q3-15A
Q4-15A
Q1-16A
Q2-16A
Q3-16A

Percentage of Total Cubic Volume


12.5%
25.5%
61.9%

Other International (173 CuFt MM)[1]


17.5%
9.5%
4.5%
10.2%
-3.6%
-3.0%
12.9%
5.5%
4.1%
9.9%
-3.4%
-3.2%
9.6%
2.4%
4.2%
9.8%
-3.4%
-3.4%
8.4%(1)
1.4%
4.2%
9.6%
-3.6%
-3.3%
6.0%
4.0%
9.5%
-4.2%
-3.2%
14.6%
8.2%
4.5%
9.5%
-4.2%
-3.3%
87.0%(1)
80.2%
4.8%
9.9%
-4.3%
-3.7%
86.9%
80.4%
5.2%
10.5%
-4.6%
-4.5%
Q4-14A
Q1-15A
Q2-15A
Q3-15A
Q4-15A
Q1-16A
Q2-16A
Q3-16A


12.5%
25.5%
61.9%

Business Acquisitions[2] | New Sales[3] | New Volume from Existing Customers | Destructions | Outperm/Terms

(1) Variances from prior quarters reporting due to system enhancements and transfer of Norway from our Western European Business segment to our Other International Business segment.
(2) Represents CuFt acquired at close. CuFt activity post close flows through new sales, new volume from existing customers, destructions, outperms / terms as appropriate.
(3) Customer acquisitions are included in new sales as the nature of these transactions is similar to new customer wins.

www.ironmountain.com
Selected metric definitions are available in the Appendix
14

IRON MOUNTAIN®
Quarterly Operating Performance

	Q3 Results (1)		% Growth				
	Q3 2015	Q3 2016	Reported	- Impact of FX Rate Changes and Adjustments	= Constant Currency	- Impact of Acquisitions and Dispositions	= Internal Growth
NA Records and Information Management							
Storage Rental	$269,239	$298,049	10.7%	(0.3)%	11.0%	9.8%	1.1%
Service	171,998	201,928	17.4%	(0.0)%	17.4%	18.2%	(0.8)%
Total Revenues	$441,237	$499,977	13.3%	(0.2)%	13.5%	13.1%	0.4%
Adjusted OIBDA	175,331	199,559					
Adjusted OIBDA Margin	39.7%	39.9%					
NA Data Management							
Storage Rental	$63,947	$72,612	13.6%	1.3%	12.2%	10.1%	2.2%
Service	33,438	34,865	4.3%	0.7%	3.6%	14.8%	(11.3)%
Total Revenues	$97,385	$107,477	10.4%	1.2%	9.3%	11.7%	(2.4)%
Adjusted OIBDA	50,268	59,714					
Adjusted OIBDA Margin	51.6%	55.6%					
Western European (2)							
Storage Rental	$60,629	$74,534	22.9%	(11.6)%	34.5%	34.3%	0.3%
Service	38,374	48,251	25.7%	(10.7)%	36.5%	36.9%	(0.4)%
Total Revenues	$99,003	$122,785	24.0%	(11.3)%	35.3%	35.3%	0.0%
Adjusted OIBDA	30,789	37,546					
Adjusted OIBDA Margin	31.1%	30.6%					
Other International (2)							
Storage Rental	$60,201	$119,881	99.1%	(2.1)%	101.2%	89.6%	11.6%
Service	43,126	77,203	79.0%	(4.0)%	83.0%	76.0%	6.9%
Total Revenues	$103,327	$197,084	90.7%	(2.9)%	93.6%	84.0%	9.7%
Adjusted OIBDA	21,267	53,844					
Adjusted OIBDA Margin	20.6%	27.3%					
Corporate and Other							
Storage Rental	$6,036	$11,390	88.7%	0.0%	88.7%	76.0%	12.7%
Service	(459)	4,109	(995.2)%	0.0%	(995.2)%	(1185.7)%	190.5%
Total Revenues	$5,577	$15,499	177.9%	0.0%	177.9%	143.8%	34.1%
Adjusted OIBDA	(49,820)	(56,460)					
Total							
Storage Rental	$460,052	$576,465	25.3%	(1.0)%	26.3%	23.7%	2.6%
Service	286,477	366,357	27.9%	(1.3)%	29.2%	29.8%	(0.5)%
Total Revenues	$746,529	$942,822	26.3%	(1.1)%	27.4%	26.0%	1.4%
Adjusted OIBDA	227,835	294,203					

(1) 2015 and 2016 results exclude Recall Costs.
(2) Variances from Q3 2015 reported results due to reclassification of Norway from the Western European Business segment to the Other International Business segment.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
15

IRON MOUNTAIN®

Year-to-Date Operating Performance

	Year to Date Results[1]		% Growth				
	YTD 2015	YTD 2016	Reported	- Impact of FX Rate Changes and Adjustments	= Constant Currency	- Impact of Acquisitions and Dispositions	= Internal Growth
NA Records and Information Management							
Storage Rental	$809,039	$853,183	5.5%	(0.8)%	6.2%	5.5%	0.7%
Service	523,772	572,945	9.4%	(0.7)%	10.1%	9.2%	0.9%
Total Revenues	$1,332,811	$1,426,128	7.0%	(0.7)%	7.7%	7.0%	0.8%
Adjusted OIBDA	533,598	565,254					
Adjusted OIBDA Margin	40.0%	39.6%					
NA Data Management							
Storage Rental	$191,867	$207,602	8.2%	0.9%	7.3%	5.6%	1.7%
Service	102,353	99,488	(2.8)%	0.1%	(2.9)%	7.7%	(10.7)%
Total Revenues	$294,220	$307,090	4.4%	0.6%	3.8%	6.4%	(2.6)%
Adjusted OIBDA	152,178	170,255					
Adjusted OIBDA Margin	51.7%	55.4%					
Western European[2]							
Storage Rental	$179,612	$203,926	13.5%	(6.6)%	20.1%	19.3%	0.8%
Service	116,725	130,933	12.2%	(5.8)%	18.0%	22.6%	(4.6)%
Total Revenues	$296,337	$334,859	13.0%	(6.3)%	19.3%	20.6%	(1.3)%
Adjusted OIBDA	87,146	102,765					
Adjusted OIBDA Margin	29.4%	30.7%					
Other International[2]							
Storage Rental	$185,866	$278,907	50.1%	(13.4)%	63.5%	53.6%	9.9%
Service	131,512	185,187	40.8%	(14.4)%	55.3%	47.5%	7.8%
Total Revenues	$317,378	$464,094	46.2%	(13.9)%	60.1%	51.1%	9.0%
Adjusted OIBDA	63,143	117,351					
Adjusted OIBDA Margin	19.9%	25.3%					
Corporate and Other							
Storage Rental	$13,749	$32,741	138.1%	0.0%	138.1%	103.9%	34.2%
Service	1,054	12,348	1071.5%	0.0%	1071.5%	869.8%	201.7%
Total Revenues	$14,803	$45,089	204.6%	0.0%	204.6%	163.9%	40.7%
Adjusted OIBDA	(153,784)	(164,842)					
Total							
Storage Rental	$1,380,133	$1,576,359	14.2%	(2.2)%	16.4%	14.1%	2.3%
Service	875,416	1,000,902	14.3%	(2.7)%	17.0%	17.2%	(0.2)%
Total Revenues	$2,255,549	$2,577,260	14.3%	(2.4)%	16.7%	15.3%	1.3%
Adjusted OIBDA	682,281	790,783					

(1) 2015 and 2016 results exclude Recall Costs.
(2) Variances from YTD 2015 reported results due to reclassification of Norway from the Western European Business segment to the Other International Business segment.

Section I
Section II
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Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com

Selected metric definitions are available in the Appendix

16

ASSETS Current Assets: 12/31/2015 9/30/2016 Accounts Receivable, Net 564,401 700,238 Total Current Assets 857,912 1,467,341 Property, Plant and Equipment 4,744,236 5,574,805 Property, Plant and Equipment, Net 2,497,158 3,166,528 Goodw ill 2,360,978 3,861,810 Total Other Assets, Net 2,995,517 5,271,047 LIABILITIES AND EQUITY Current Portion of Long-term Debt $88,068 $121,203 Total Current Liabilities 841,831 1,024,027 Other Long-term Liabilities 222,539 392,611 Total Liabilitie s $5,821,980 $7,754,662 Total Stockholders' Equity $508,841 $2,124,693 Total Equity 528,607 2,150,254 Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix17 Total Liabilitie s and Equity $6,350,587 $9,904,916 Noncontrolling Interests 19,766 25,561 Equity Total Long-term Liabilities 4,980,149 6,730,635 Long-term Debt, Net of Current Portion 4,757,610 6,338,024 Other Current Liabilities 753,763 902,824 Current Liabilities: Total Assets $6,350,587 $9,904,916 Other Non-current Assets, Net: 634,539 1,409,237 Other Assets, Net: Less: Accumulated Depreciation (2,247,078) (2,408,277) Property, Plant and Equipment: Other Current Assets 165,130 308,975 Cash and Cash Equivalents $128,381 $458,128 Consolidated Balance Sheets

IRON MOUNTAIN®

Consolidated Statements of Operations

	Q3 2015	Q3 2016	% Change	YTD 2015	YTD 2016	% Change
Revenues:						
Storage Rental	$460,052	$576,465	25.3%	$1,380,133	$1,576,358	14.2%
Service	286,477	366,357	27.9%	875,416	1,000,902	14.3%
Total Revenues	**$746,529**	**$942,822**	**26.3%**	**$2,255,549**	**$2,577,260**	**14.3%**
Operating Expenses:						
Cost of Sales (excluding Depreciation and Amortization)[1]	317,663	429,808	35.3%	965,600	1,151,562	19.3%
Selling, General and Administrative[2]	215,693	252,944	17.3%	627,992	737,787	17.5%
Depreciation and Amortization	86,492	124,670	44.1%	259,992	326,896	25.7%
Loss (Gain) on Disposal/Write-Down of PP&E (excluding Real Estate), Net	(141)	(54)	(61.7)%	707	(1,131)	n/a
Total Operating Expenses	**619,707**	**807,368**	**30.3%**	**1,854,291**	**2,215,114**	**19.5%**
Operating Income (Loss)	**$126,822**	**$135,454**	**6.8%**	**$401,258**	**$362,146**	**(9.7)%**
Interest Expense, Net	65,135	83,300	27.9%	196,120	225,228	14.8%
Foreign Currency Transaction (Gain) / Loss	32,539	10,685	(67.2)%	56,461	15,337	(72.8)%
Debt Extinguishment Expense	2,156	-	n/a	2,156	9,283	n/a
Other Expense (Income), Net	551	12,617	n/a	982	12,387	n/a
Income (Loss) before Provision (Benefit) for Income Taxes and Gain on Sale of Real Estate	26,441	28,852	9.1%	145,538	99,912	(31.4)%
Provision (Benefit) for Income Taxes	3,774	23,418	n/a	27,126	46,157	70.2%
(Gain) Loss from Sale of Real Estate, Net of Tax	(850)	(325)	(61.8)%	(850)	(325)	(61.8)%
Income (Loss) from Continuing Operations	23,517	5,759	(75.5)%	119,262	54,080	(54.7)%
Income (Loss) from Discontinued Operations, Net of Tax	-	2,041	n/a	-	3,628	n/a
Net Income (Loss)	23,517	7,800	(66.8)%	119,262	57,708	(51.6)%
Less: Net Income (Loss) Attributable to Noncontrolling Interests	407	720	76.9%	1,727	1,822	5.5%
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$23,110**	**$7,080**	**(69.4)%**	**$117,535**	**$55,886**	**(52.5)%**
Earnings (Losses) per Share - Basic:						
Income (Loss) from Continuing Operations	$0.11	$0.02	(81.8)%	$0.57	$0.22	(61.4)%
Total Income (Loss) from Discontinued Operations	-	$0.01	n/a	-	$0.02	n/a
Income (Loss) Attributable to Iron Mountain Incorporated	**$0.11**	**$0.03**	**(72.7)%**	**$0.56**	**$0.23**	**(58.9)%**
Earnings (Losses) per Share - Diluted:						
Income (Loss) from Continuing Operations	$0.11	$0.02	(81.8)%	$0.56	$0.22	(60.7)%
Total Income (Loss) from Discontinued Operations	-	$0.01	n/a	-	$0.02	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.11**	**$0.03**	**(72.7)%**	**$0.55**	**$0.23**	**(58.2)%**
Weighted Average Common Shares Outstanding - Basic	210,912	263,269	24.8%	210,616	240,394	14.1%
Weighted Average Common Shares Outstanding - Diluted	211,917	264,502	24.8%	212,081	241,520	13.9%

(1) Includes $4.5mm and $4.8mm of Recall Costs in Q3 2016 and YTD 2016, respectively.
(2) Includes $14.7mm and $29.7mm of Recall Costs in Q3 2015 and Q3 2016, respectively. Also, includes $20.3mm and $98.1mm of Recall Costs in YTD 2015 and YTD 2016, respectively.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
18

IRON MOUNTAIN®

Reconciliation of Operating Income to Adjusted OIBDA

	Q3 2015	Q3 2016	% Change	YTD 2015	YTD 2016	% Change
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$23,110**	**$7,080**	**(69.4)%**	**$117,535**	**$55,886**	**(52.5)%**
Add:						
Net Income (Loss) Attributable to Noncontrolling Interests	407	720	76.9%	1,727	1,822	5.5%
Loss (Income) from Discontinued Operations, Net of Tax[1]	-	(2,041)	n/a	-	(3,628)	n/a
Gain on Sale of Real Estate, Net of Tax[2]	(850)	(325)	(61.8)%	(850)	(325)	(61.8)%
Provision (Benefit) for Income Taxes	3,774	23,418	n/a	27,126	46,157	70.2%
FX (Gains) Losses[3]	32,539	10,685	(67.2)%	56,461	15,338	(72.8)%
Debt Extinguishment Expense	2,156	-	n/a	2,156	9,283	n/a
Other Expense (Income), Net	551	12,616	n/a	982	12,386	n/a
Interest Expense, Net	65,135	83,300	27.9%	196,120	225,228	14.8%
Operating Income (Loss)	**$126,822**	**$135,453**	**6.8%**	**$401,258**	**$362,147**	**(9.7)%**
Depreciation and Amortization	86,492	124,670	44.1%	259,992	326,896	25.7%
Loss (Gain) on Disposal/Write-Down of PP&E (excluding Real Estate), Net	(141)	(54)	(61.7)%	707	(1,131)	n/a
Recall Costs	14,662	34,133	n/a	20,324	102,872	n/a
Adjusted OIBDA	**$227,835**	**$294,203**	**29.1%**	**$682,281**	**$790,783**	**15.9%**

(1) Net of tax provision of $0.3mm and $0.6mm for Q3 2016 and YTD 2016, respectively.
(2) Net of tax provision of $0.1mm for each of Q3 2016 and YTD 2016. Net of tax provision of $0.2mm for each of Q3 2015 and YTD 2015.
(3) Includes realized and unrealized FX (gains) losses.

Section I
Section II
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Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com Selected metric definitions are available in the Appendix 19

IRON MOUNTAIN®

Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q3 2015	Q3 2016	% Change	YTD 2015	YTD 2016	% Change
Reported EPS - Fully Diluted from Continuing Operations	$ 0.11	$ 0.02	(81.8)%	$ 0.56	$ 0.22	(60.0)%
Add:						
Income (Loss) Attributable to Noncontrolling Interests	-	-	n/a	-	-	n/a
Recall Costs	0.07	0.13	85.7%	0.10	0.43	n/a
Other (Income) Expense, Net	0.17	0.09	(47.1)%	0.28	0.15	(45.3)%
(Loss) Gain on Sale of Real Estate, Net of Tax	-	-	n/a	-	-	n/a
Tax Impact of Reconciling Items and Discrete Tax Items[(1)]	(0.04)	0.03	n/a	(0.05)	0.01	n/a
Adjusted EPS - Fully Diluted from Continuing Operations	$ 0.31	$ 0.27	(12.9)%	$ 0.89	$ 0.80	(10.1)%

(1) The difference between our effective tax rate and our structural tax rate (or adjusted effective tax rate) for the three and nine months ended September 30, 2015 and 2016, respectively, is primarily due to (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the three and nine months ended September 30, 2015 and 2016 was 16.5% and 18.6%, respectively.

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Section IX
Section X

www.ironmountain.com

Selected metric definitions are available in the Appendix

20

(1) (2) Net of tax provision of $0.1mm for each of Q3 2016 and YTD 2016. Net of tax provision of $0.2mm for each of Q3 2015 and YTD 2015. In Q4 2015, we revised the reconciliation of FFO (NAREIT), FFO (Normalized) and AFFO to reconcile these non-GAAP measures to consolidated net income, rather than net income attributable to Iron Mountain. We have revised the Q3 2015 reconciliation of FFO (NAREIT), FFO (Normalized) and AFFO to conform to current year presentation. Includes realized and unrealized FX (gains) losses. Excludes realized and unrealized FX (gains) losses. Includes the impact of the repatriation of foreign earnings and accounting method changes related to the REIT conversion (including the impact of amended tax returns); excludes current cash taxes of $4,459 in Q3 2015, $30,395 in Q3 2016, $34,301 YTD 2015 and $61,193 YTD 2016. Reflects amortization of customer acquisition intangibles, transportation and permanent withdrawal fees in addition to amortization of deferred financing charges. Q3 2015 non-cash rent expense (income) was adjusted to exclude cash receipts and other changes in deferred rent which did not have an impact on net income in such period. Represents actual cash taxes less current tax provision and other one-time cash tax items. (3) (4) (5) (6) (7) (8) Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix21 Ne t Incom e $23,517 $7,800 (66.8)% $119,262 $57,708 (51.6)% Add: Real Estate Depreciation 44,896 61,655 37.3% 134,454 165,037 22.7% Gain on Sale of Real Estate, Net of Tax(1) (850) (325) (61.8)% (850) (325) (61.8)% FFO (NAREIT)(2) $67,563 $69,130 2.3% $252,866 $222,420 (12.0)% Add: Loss (Gain) on Disposal/Write-Dow n of PP&E (excluding Real Estate), Net (141) (54) (61.7)% 707 (1,131) n/a FX Losses (Gains)(3) 32,539 10,685 (67.2)% 56,461 15,338 (72.8)% Early Extinguishment of Debt(4) 2,156 - n/a 2,156 9,283 n/a Other Expense (Income), Net 551 12,616 n/a 982 12,386 n/a Def erred Income Taxes and REIT Tax Adjustments(5) (685) (6,976) n/a (7,175) (15,035) n/a Loss (Income) f rom Discontinued Operations, Net of Tax - (2,041) n/a - (3,628) n/a Recall Costs 14,662 34,133 n/a 20,324 102,872 n/a FFO (Norm alize d)(2) $116,645 $117,494 0.7% $326,322 $342,504 5.0% Add: Non-Real Estate Depreciation 30,585 36,706 20.0% 92,043 102,243 11.1% Amortization Expense(6) 13,093 29,899 n/a 39,938 68,857 72.4% Non-Cash Rent Expense (Income)(7)(572) 389 n/a (2,969) (970) (67.3)% Non-Cash Equity Compensation Expense (Income) 6,159 5,957 (3.3)% 20,936 21,870 4.5% Reconciliation to Normalized Cash Taxes(8) (3,541) 12,563 n/a 6,301 27,047 n/a Less: Non-Real Estate Investment 10,633 16,116 51.6% 34,956 33,755 (3.4)% Real Estate and Non-Real Estate Maintenance CapEx 17,700 22,267 25.8% 44,154 50,203 13.7% Recall Integration Capex Included Above - (4,871) n/a - (6,939) n/a AFFO(2) $134,036 $169,496 26.5% $403,460 $484,532 20.1% Pe r Share Am ounts (Fully Dilute d Share s ) FFO (NAREIT) $0.32 $0.26 (18.8)% $1.19 $0.92 (22.7)% FFO (Normalized) $0.55 $0.44 (20.0)% $1.54 $1.42 (7.8)% Weighted Average Common Shares Outstanding - Basic 210,912 263,269 24.8% 210,616 240,394 14.1% Weighted Average Common Shares Outstanding - Diluted 211,917 264,502 24.8% 212,081 241,520 13.9% % Change YTD 2016 YTD 2015 % Change Q3 2016 Q3 2015 Reconciliation of Net Income to FFO & AFFO

IRON MOUNTAIN®

Reconciliation of Cash Flow from Operations to AFFO

	Q3 2015	Q3 2016	% Change	YTD 2015	YTD 2016	% Change
Cash Flow from Continuing Operations	**140,357**	**213,347**	**52.0%**	**320,095**	**418,952**	**30.9%**
Adjust for:						
Tax on Gain from Disposition of Real Estate	209	34	(83.6)%	209	34	(83.7)%
REIT Tax Adjustments[(1)]	544	5,318	n/a	3,142	7,161	n/a
Reconciliation to Normalized Cash Taxes	(3,541)	12,563	n/a	6,301	27,047	n/a
Recall Cost Addback	14,662	34,133	n/a	20,324	102,872	n/a
Working Capital Adjustments[(2)]	19,391	(59,551)	n/a	117,032	16,738	(85.7%)
Non-Cash Rent Expense	(572)	389	n/a	(2,969)	(970)	(67.3%)
Non-Real Estate Investment CapEx	(10,633)	(16,116)	51.6%	(34,956)	(33,755)	(3.4)%
Real Estate and Non-Real Estate Maintenance CapEx	(17,700)	(22,267)	25.8%	(44,154)	(50,203)	13.7%
Recall Integration Capex	-	4,871	n/a	-	6,939	n/a
Loss on Early Extinguishment of Debt	(2,156)	-	n/a	(2,156)	-	n/a
FX and Other[(3)]	(6,524)	(3,227)	(50.5)%	20,594	(10,282)	n/a
AFFO	**$134,036**	**$169,495**	**26.5%**	**$403,461**	**$484,532**	**20.1%**

(1) Includes actual cash taxes less current tax provision and other one-time cash tax items.
(2) Working capital adjustments in Q3 2016 are driven primarily by changes in tax or other long term receivables, accounts payable, accrued interest and accrued payroll.
(3) Other includes large volume account amortization and tax-related benefits related to option exercise.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

www.ironmountain.com Selected metric definitions are available in the Appendix 22

26% R$ Growth 27% C$ Growth $11 Q3 2015 Revenue - Reported $ FX Impact at Q3 2016 FX Rates Q3 2015 Revenue at Q3 2016 FX Rates IRM and REC Revenue Growth Q3 2016 Revenue - Reported $ Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix23 $943 $747 $735 $207 Quarterly Revenue Growth Bridge

IRON MOUNTAIN®

Quarterly Normalized Adjusted OIBDA Bridge


29% Reported R$ Growth
26% C$ Normalized Growth
$228
$3
$9
$234
$13
$14
$34
$294
Q3 2015 Adjusted OIBDA - Reported $
FX Impact at Q3 2016 FX Rates
Transformation Restructuring Charge
Q3 2015 Adjusted OIBDA at Q3 2016 FX Rates - Normalized
Transformation Benefits
Recall Gross Synergies
REC and IRM Adjusted OIBDA Growth, Net(1)
Q3 2016 Adjusted OIBDA - Reported $

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Section X

(1) Net of divestitures and impact of year-over-year decline in service gross margin

www.ironmountain.com
Selected metric definitions are available in the Appendix
24

$(0.04) / (14)% Reported Decline $(0.01) / (6)% Normalized Decline Q3 2015 Adjusted EPS Impact of Higher Share Count Transformation Restructuring Charge Q3 2015 Adjusted EPS - Normalized Transformation Benefits, Recall Gross Synergies and Business Growth Increase in Interest Expense and D&A Structural Tax Rate Increase Q3 Adjusted EPS - Reported $ Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix25 $0.31 $0.01 $0.28 $0.27 $0.03 $0.06 $0.19 $0.18 Quarterly Normalized Adjusted EPS Bridge

$(0.11) / (20)% Reported Decline $0.00 / 1% Growth Adjusted for Share Count <$0.01 Q3 2015 FFO Per Share - Reported $ Impact of Higher Share Count Q3 2015 FFO Per Share - Normalizing Share Count Growth Offset by Increased Cash Taxes Q3 2016 FFO Per Share - Reported $ Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix26 $0.55 $0.44 $0.44 $0.11 Quarterly FFO (Normalized) Bridge

IRON MOUNTAIN®

Storage and Service NOI Reconciliation

	Q3 2015	Q3 2016	% Change	YTD 2015	YTD 2016	% Change
Total Storage Revenue	$460,052	$576,465	25.3%	$1,380,133	$1,576,358	14.2%
Add: Permanent withdrawal fees	6,897	5,630	(18.4%)	19,750	16,102	(18.5%)
Adjusted Storage Revenue	$466,949	$582,096	24.7%	$1,399,883	$1,592,460	13.8%
Total Service Revenue	$286,477	$366,357	27.9%	$875,416	$1,000,902	14.3%
Less: Permanent withdrawal fees	(6,897)	(5,630)	(18.4%)	(19,750)	(16,102)	(18.5%)
Adjusted Service Revenue	$279,580	$360,727	29.0%	$855,666	$984,800	15.1%
Storage Cost of Sales (COS)						
Storage COS excluding rent	62,474	77,775	24.5%	171,724	203,783	18.7%
Storage Rent	50,378	73,329	45.6%	149,302	191,389	28.2%
Total Storage COS	112,852	151,104	33.9%	321,026	395,172	23.1%
Service Cost of Sales (COS)						
Service COS excluding rent	202,864	269,684	32.9%	638,841	741,706	16.1%
Service Rent	1,945	4,562	n/a	5,733	9,895	72.6%
Total Service COS	204,809	274,246	33.9%	644,574	751,600	16.6%
Recall Cost of Sales Expenses	-	4,457	n/a	-	4,788	n/a
Total COS	$317,663	$429,808	35.3%	$965,600	$1,151,562	19.3%
SG&A Costs						
Storage Overhead	35,637	33,844	(5.0%)	107,432	97,746	(9.0%)
Service Overhead	25,150	23,848	(5.2%)	76,733	68,926	(10.2%)
Corporate Overhead	86,166	105,004	21.9%	262,544	297,700	13.4%
Recall Costs Included in SG&A	14,661	29,676	n/a	20,324	98,084	n/a
Sales and Marketing	54,080	60,572	12.0%	160,959	175,331	8.9%
Total SG&A	$215,694	$252,944	17.3%	$627,992	$737,787	17.5%

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com Selected metric definitions are available in the Appendix 27

IRON MOUNTAIN

Storage Net Operating Income (NOI)

	Q3 2015	Q3 2016	% Change	YTD 2015	YTD 2016	% Change
Revenue from Storage Rental Activities						
Records Management	$361,290	$456,850	26.4%	$1,088,926	$1,239,433	13.8%
Data Protection	74,719	85,844	14.9%	224,613	243,739	8.5%
Other[1]	24,043	33,772	40.5%	66,594	93,186	39.9%
Total Storage Rental	460,052	576,465	25.3%	1,380,133	1,576,358	14.2%
Terminations/Permanent Withdraw al Fees	6,897	5,630	(18.4)%	19,750	16,102	(18.5)%
Total Revenue from Adjusted Storage Rental Activities	**$466,949**	**$582,096**	**24.7%**	**$1,399,883**	**$1,592,460**	**13.8%**
Less: Storage Rental Expenses						
Facility Costs[2]	102,206	136,976	34.0%	304,290	361,157	18.7%
Storage Rental Labor[3]	1,404	4,557	n/a	2,599	12,152	n/a
Other Storage Rental Expenses	9,242	9,571	3.6%	14,137	21,863	54.7%
Storage Cost of Sales	**112,852**	**151,104**	**33.9%**	**321,026**	**395,172**	**23.1%**
Allocated Overhead[4]	35,637	33,844	(5.0)%	107,432	97,746	(9.0)%
Total Storage Rental Expenses	**148,489**	**184,948**	**24.6%**	**428,458**	**492,918**	**15.0%**
Storage Rent	50,378	73,329	45.6%	149,302	191,389	28.2%
Storage Rental Expenses (excluding Storage Rent)	**$98,111**	**$111,619**	**13.8%**	**$279,156**	**$301,529**	**8.0%**
Storage Net Operating Income	**$368,838**	**$470,477**	**27.6%**	**$1,120,727**	**$1,290,931**	**15.2%**
Storage Net Operating Income Margin	79.0%	80.8%	180 bps	80.1%	81.1%	100 bps

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

(1) Includes Data Center, Fine Art Storage, Consumer Storage, Intellectual Property Management, Digital Storage, Fulfillment Services, Document Management Services, Entertainment Services and other ancillary services.
(2) Includes Rent Expense, Building Maintenance, Property Taxes, Utilities and Insurance costs.
(3) Q3 2015 Storage Rental Labor Costs reflect true-ups of accruals for incentive compensation and workers compensation claims.
(4) Refer to page 27 and appendix for overhead allocations and definitions.

www.ironmountain.com Selected metric definitions are available in the Appendix 28

IRON MOUNTAIN®

Service Business Detail

Service Operations Revenue by Product Line	Q3 2015	Q3 2016	% Change	YTD 2015	YTD 2016	% Change
Records Management	$143,758	$170,055	18.3%	$448,513	$479,371	6.9%
Data Protection	42,971	44,988	4.7%	129,577	128,087	(1.1)%
Shredding	60,230	89,951	49.3%	178,494	233,035	30.6%
Other[(1)]	39,518	61,363	55.3%	118,832	160,409	35.0%
Total Service Revenue	**$286,477**	**$366,357**	**27.9%**	**$875,416**	**$1,000,902**	**14.3%**

	Q3 2015	Q3 2016	% Change	YTD 2015	YTD 2016	% Change
Service Revenues	$286,477	$366,357	27.9%	$875,416	$1,000,902	14.3%
Less: Terminations/Permanent Withdrawal Fees	6,897	5,630	(18.4)%	19,750	16,102	(18.5)%
Adjusted Service Revenue	**$279,580**	**$360,727**	**29.0%**	**$855,666**	**$984,800**	**15.1%**
Less: Service Expenses						
Facility Costs[(2)]	2,819	9,559	n/a	15,546	22,492	44.7%
Service Labor	157,501	194,902	23.7%	481,790	548,903	13.9%
Other Service Expenses	44,489	69,786	56.9%	147,238	180,206	22.4%
Service Cost of Sales	**204,809**	**274,246**	**33.9%**	**644,574**	**751,600**	**16.6%**
Allocated Overhead[(3)]	25,150	23,848	(5.2)%	76,733	68,926	(10.2)%
Total Service Expenses	**229,958**	**298,094**	**29.6%**	**721,308**	**820,527**	**13.8%**
Total Service Adjusted OIBDA	**$49,622**	**$62,633**	**26.2%**	**$134,358**	**$164,273**	**22.3%**
Total Service Adjusted OIBDA Margin	17.7%	17.4%	-40 bps	15.7%	16.7%	100 bps
Service Rent	1,945	4,562	n/a	5,733	9,895	72.6%
Total Service Adjusted OIBDAR	**$51,567**	**$67,194**	**30.3%**	**$140,091**	**$174,168**	**24.3%**
Total Service Adjusted OIBDAR Margin	18.4%	18.6%	20 bps	16.4%	17.7%	130 bps

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

(1) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center, Consulting, Entertainment Services, Fine Art Storage, Consumer Storage and other ancillary services.
(2) Includes Building Maintenance, Property Taxes, Utilities, Facility Rent and Insurance costs for shredding, imaging and other services.
(3) Refer to page 27 and appendix for overhead allocations and definitions.

www.ironmountain.com Selected metric definitions are available in the Appendix 29

Real Estate Assets Land $248,697 Leasehold Improvements 482,619 Construction In Progress 49,474 Service Operations Buildings & Building Improvements 37,492 Racking 158,943 Total Se rvice Gros s Book Value $249,081 Non-Real Estate Assets Total PP&E Gross Book Value $5,574,805 (1) Includes warehouse equipment, vehicles, furniture, fixtures, computer hardware and software. Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix30 All Other Non-Real Estate Assets Gross Book Value (1) 1,046,287 Total Real Estate Gross Book Value $4,528,518 Construction In Progress 1,209 Leasehold Improvements 45,118 Land $6,320 Total Storage Gros s Book Value $4,279,436 Racking 1,826,084 Buildings & Building Improvements 1,672,562 Storage Operations As of 9/30/2016 Gross Book Value of Real Estate Assets

Facility Lease Expirations (% of total square feet subject to lease) 2016 (2) 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Thereafter 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Thereafter Weighted Average Remaining Lease Obligations (no exercise of extension options): 5.8 years Weighted Average Remaining Lease Obligations (exercise of all extension options): 12.1 years (1) Includes capital and operating lease obligations (2) Reflects month to month leases and short term occupancies Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix31 54.1% 5.7% 5.4% 4.9% 4.3% 4.0% 4.2% 3.5% 3.3% 3.4% 3.6% 3.5% Assuming Exercise of All Extension Options 13.6% 9.3% 8.5% 14.1% 13.4% 12.6% 6.8% 5.4% 5.7% 4.4% 4.2% 1.9% Assuming No Exercise of Extension Options Lease Obligations(1)

(000s, except for number of buildings) Top Ten Markets Owned, United States Sq. Feet Owned Boston 1,428 Chicago 1,282 Houston 917 Baltimore / Washington 777 Philadelphia 676 Top Ten Markets Owned, International Sq. Feet Owned Paris, France 807 Buenos Aires, Argentina 470 Toronto, Canada 414 Edinburgh, UK 289 Calgary, Canada 270 (1) (2) (3) (4) Includes real estate held in joint ventures. Adjustments to previous periods due to refinements to real estate basis and reclassification of multiple adjoining facilities into single buildings. Includes South Africa. Out of the 25 leased building additions and expansions, 14 were the result of acquiring leases in business acquisitions. Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix32 Singapore, Singapore274 Lima, Peru302 Mexico City, Mexico452 Montreal, Canada552 London, UK1,102 San Francisco Bay Area770 New York825 Los Angeles1,012 Dallas1,359 Northern New Jersey2,144 As of 6/30/2016 Adjus te d(2) Ow ne d Facilitie s North Am e rica19821,500 Le as e d Facilitie s 58535,630 Total 78357,130 Europe(3)613,619 29811,968 35915,587 Latin America361,914 944,991 1306,906 Asia Pacif ic8465 2018,133 2098,597 Inte rnational1055,998 59325,092 69831,090 Total30327,4991,17860,7221,48188,221 Q3 2016 Additions & Expans ions Ow ne d Facilitie s North Am e rica2214 Le as e d Facilitie s (4) 8519 Total 10733 Europe(3)--10150 10150 Latin America---- --Asia Pacif ic--7103 7103 Inte rnational--17253 17253 Q3 2016 Dis pos itions & M ove Outs Ow ne d Facilitie s North Am e rica--Le as e d Facilitie s (12)(537) Total (12)(537) Europe(3)--(5)(139) (5)(139) Latin America--(1)(178) (1)(178) Asia Pacif ic--(1)(20) (1)(20) Inte rnational--(7)(337) (7)(337) As of 9/30/2016 Ow ne d Facilitie s North Am e rica20021,715 Le as e d Facilitie s 58135,612 Total 78157,327 Europe(3)613,619 30311,979 36415,599 Latin America361,914 934,813 1296,728 Asia Pacif ic8465 2078,216 2158,680 Inte rnational1055,998 60325,008 70831,007 Total %20.5%31.4%79.5%68.6% Total30527,7131,18460,6201,48988,333 Sq. Ft. Buildings Sq. Ft. Buildings Sq. Ft. Buildings Total--(19)(874)(19)(874) Sq. Ft. Buildings Sq. Ft. Buildings Sq. Ft. Buildings Total22142577227986 Sq. Ft. Buildings Sq. Ft. Buildings Sq. Ft. Buildings Sq. Ft. Buildings Sq. Ft. Buildings Sq. Ft. Buildings Global Real Estate Portfolio(1)

Square Footage by Region North Am e rica Latin Am e rica As ia Pacific Europe Total Annualized Revenue from Rental Activities and Storage NOI per Racked Square Foot(2) Re ve nue NOI North Am e rica Data Protection $ per Sq Ft $355.77 $321.52 Latin Am e rica $34.09 $28.01 (1) (2) (3) Includes loading docks, unracked space, office space, common areas, as well as space in service-related facilities. Excludes Revenue and NOI associated with Intellectual Property Management, Fulfillment Services, Data Center, Entertainment Services, Fine Art Storage, Consumer Storage and other ancillary services. Includes South Africa. Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix33 As ia Pacific $37.30 $31.70 Total $33.46 $27.72 Europe (3) $33.72 $28.33 Records Management $ per Sq Ft $27.84 $22.52 Q3 2016 Annualize d Re cords M anage m e nt Rack e d Space 41,859 11,490 5,077 5,572 63,998 Data Prote ction Rack e d Space 713 118 37 20 888 23,447 Othe r(1) 14,755 3,991 1,614 3,089 Total 57,327 15,599 6,728 8,680 88,333 As of Se pte m be r 30, 2016 Revenue from Rental Activities and Storage NOI per Racked Square Foot

+29.1% +3.4% 693 700 90 80 70 60 +2.1% 600 537 500 400 100 6 44 10 0 5 1 2 0 Europe (4) Europe (4) North America Latin America Asia Pacific Total IRM North America Latin America Asia Pacific Total IRM Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 118 900 120 110 800 700 100 90 80 600 500 20 10 83 100 0 0 Europe (4) Europe (4) North America Latin America Asia Pacific Total IRM North America Latin America Asia Pacific Total IRM Q3 2016 Total Installed Racking Cap. Q3 2016 Total Potential Building Cap. (1) (2) RM units stored includes cubic feet of storage in dedicated space leased to customers on a square foot basis; these dedicated space storage units are excluded from our RM volume growth chart on page 14. DPUs do not reflect data for Recall, because Recall’s unit of measurement for tapes is not consistent with Iron Mountain’s methodology. We are in the process of converting Recall’s data to be able to report DPUs. We operate our storage business to achieve a desired utilization of between 94% – 98% to attain maximum operating efficiency. Includes South Africa. (3) (4) Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix34 100 69% 86 81% 75 73% 22% 15 52% 8723 75% 76% 81% 81% 47% 807 750 86% 470 503 92% 85% 143 1546776 91% 92% 85% 7074100% 90% 92% 87% Capacity and Utilization(3) (%) 7981 6163 +9.0% +4.9%+14.5% 10 11 +11.3% 429 385 +44.9% +47.9%+296.6% 132 91 64 68 17 YoY Growth in Units Stored(1) Data Protection Storage Portfolio (DPUs MM) As of 9/30/2016 (IRM Standalone) (2) Records Management Storage Portfolio (CuFt MM) As of 9/30/2016 Portfolio Utilization

IRON MOUNTAIN®

Customer Data

Iron Mountain provides storage and information management services to more than 220,000 customers in 45 countries around the world. This high quality, diversified customer base comprising numerous industries and government organizations includes approximately 94% of the Fortune 1000. No single customer represents more than 1% of revenues, or 2% of volume, and our Top 20 customers have historically represented approximately 6% of consolidated revenues. Customer retention is consistently high with annual losses limited to roughly 2% (on a volume basis), attributable to customer terminations.

North America Q3 2016 Trailing Twelve Months Revenue by Vertical


Energy
Business Services
Life Sciences
Insurance
3%
3%
2%
8%
Other(1)
40%
Financial
15%
10%
Legal
2%
Federal
18%
Healthcare

	YTD 2016	Full Year 2015	Full Year 2014	Full Year 2013
Customer Quality Metrics				
Volume Retention Rate (RM Global)	92.9%	93.3%	93.7%	92.9%
Bad Debt Expense as a % of Consolidated Revenues	0.2%	0.5%	0.5%	0.4%

	Q3 2016	YTD 2016
Turnover Expenditures (Storage Only)		
Sales, Marketing & Account Management	37,035	107,239
Customer Acquisition Costs(2)	24,109	40,855

(1) No single vertical within 'Other' comprises greater than 1% of North America Revenue.
(2) Customer acquisition costs include the acquisition of customer relationships and customer inducements such as move costs and permanent withdrawal fees.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

www.ironmountain.com Selected metric definitions are available in the Appendix 35

Debt Maturity Schedule ($MM) (2) $1,531 Fixed Rate Debt at 9/30/16 Floating Rate Debt at 9/30/16 $652 (3) 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Thereafter Fixed vs. Floating Rate Debt at 9/30/16(4) 31% Fixed Rate Debt Floating Rate Debt 69% (1) (2) (3) (4) Accounts Receivable securitization. Option to extend revolver to 2020, subject to conditions specified in our credit agreement. Australian Dollar Term Loan B issued on September 28, 2016. Proceeds used to pay down Global Credit Facility on October 4, 2016. Adjusting for the October 2016 mortgage securitization program and revolver repayment with term-loan proceeds, and including capital-lease and other international borrowings yields a ratio of 74% fixed and 26% floating. Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix36 $209 (1) $1,000$1,000 $705$790 $250 $519 $186 Debt Schedule

IRON MOUNTAIN®

Capitalization

Senior Unsecured and Senior Subordinated Notes (as of 9/30/2016)								
Type of Note	Senior Unsecured	Senior Unsecured	Senior Subordinated	Senior Unsecured	Senior Unsecured	Senior Unsecured	Senior Unsecured	Senior Unsecured
Issuance Date	8/13/13	8/13/13	8/7/12	9/18/14	9/29/15	5/27/16	5/27/16	9/15/16
Denomination	CAD	USD	USD	GBP	USD	USD	USD	CAD
Original Principal Amount (FX Rate on Issue Date)	$193,720	$600,000	$1,000,000	$654,960	$1,000,000	$500,000	$250,000	$189,537
Exchange Rate at 9/30/2016	0.7609	1.0000	1.0000	1.2970	1.0000	1.0000	1.0000	0.7609
Principal Amount at 9/30/2016	$152,179	$600,000	$1,000,000	$518,808	$1,000,000	$500,000	$250,000	$190,223
Yield (on Issue Date)	6.125%	6.000%	5.750%	6.125%	6.000%	4.375%	5.375%	5.375%
Maturity Date	8/15/21	8/15/23	8/15/24	9/15/22	10/1/20	6/1/21	6/1/26	9/15/23
Current Call Price	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Next Call Date	8/15/17	10/15/18	8/15/17	9/15/17	10/1/17	6/1/18	6/1/21	9/15/19
Next Call Price	103.063	103.000	102.875	104.594	103.000	102.188	102.688	104.031

Senior Credit Facility (as of 9/30/2016)	
Capacity	$1,984,375
Outstanding	$1,475,136
Letters of Credit	$55,392
Remaining Capacity[(2)]	$453,847
Interest Rate Spread (Prime)	1.25%
Interest Rate Spread (LIBOR)	2.25%
Weighted Average Interest Rate	2.86%
Maturity Date	7/5/19


Net Lease Adjusted Leverage Ratio
6.5
5.5
0.0
5.4x
5.6x
5.7x
2014
2015
Q3 2016

Senior Credit Facility Debt Covenant Analysis (as of 9/30/2016)		
Metric	Limit	Current
Fixed Charge Ratio	≥ 1.5x	2.5x
Net Total Lease Adjusted Leverage Ratio	≤ 6.5x	5.7x
Net Secured Lease Adjusted Leverage Ratio	≤ 4.0x	2.6x

Total Market Capitalization as of 9/30/2016	
# of Shares Outstanding	263,425
Share Price as of 9/30/2016	$37.53
Total Equity Value	$9,886,341
Total Debt, Net of Cash[(1)]	$6,070,758
Total Market Capitalization	$15,957,098
Net Debt to Total Market Capitalization	38%
Adj. OIBDA to Interest Expense	3.5x
Total Market Capitalization to Adjusted OIBDA	17.3x

Credit Ratings		
	S&P	Moody's
Corporate	BB-	Ba3
Senior Credit Facility	BB	Ba3
Senior Unsecured	BB-	Ba3
Senior Subordinated	B	B2

Total Debt Weighted Average Rates (as of 9/30/2016)	
Interest	5.1%
Maturity	5.1 years

(1) Total debt net of cash is calculated as current portion of long-term debt of $121mm plus long-term debt net of current portion of $6,338mm plus $70mm of deferred financing costs less cash and cash equivalents of $458mm.

(2) Proceeds from term loan and mortgage securitization were subsequently used to repay revolver borrowings. The adjusted remaining capacity, reflecting these payments, would be $671.4mm.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
37

(1) (2) (3) (4) (5) (6) Includes $14.8mm and $61.3mm for data centers in Q3 2016 and YTD 2016, respectively. Includes Land, Buildings, Improvements, and Racking Structures. FFO (Normalized) is adjusted for these items, among others, to arrive at AFFO. Includes Recall integration related capex added back to AFFO of $4.9mm and $6.9mm in Q3 2016 and YTD 2016, respectively. Excludes amount related to Recall. Excludes adjustments and customer inducements. Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix38 Capital Expenditures and Investments Q3 2015 Q3 2016 % Change YTD 2015 YTD 2016 % Change Capital Expe nditure s (1) and Inve s tm e nts Real Estate: Investment(2)$34,052 $48,109 41.3% $105,531 $157,272 49.0% Maintenance(3)12,269 15,512 26.4% 28,111 35,611 26.7% $46,321 $63,621 37.3% $133,642 $192,883 44.3% Non-Re al Es tate : Investment(3)$10,633 $16,116 51.6% $34,956 $33,755 (3.4)% Maintenance(3)5,431 6,755 24.4% 16,043 14,592 (9.0)% $16,064 $22,870 42.4% $50,999 $48,347 (5.2)% Total Re al Es tate and Non-Re al Es tate Capital Expe nditure s and Inve s tm e nts $62,385 $86,491 38.6% $184,641 $241,230 30.6% Change in Capital Expenditure Accruals(4) 840 (4,127) n/a 17,940 4,799 (73.3)% Total Cas h Paid for Re al Es tate and Non-Re al Es tate Capital Expe nditure s and Inve s tm e nts 63,225 $82,364 30.3% 202,581 $246,029 21.4% Bus ine s s and Cus tom e r Acquis itions Business Acquisitions(5) $10,868 - (100.0)% $44,559 $30,251 (32.1)% Change in Business Acquisition Accruals and Cash Acquired(5) (4,607) (182) (16,584) (8,940) Total Cas h Paid for Acquis itions Excluding Re call 6,261 ($182) (102.9)% 27,975 $21,311 (23.8)% Recall Acquisition Non-Cash Consideration - - n/a - $1,834,983 n/a Recall Acquisition Cash - - n/a - 255,060 n/a Total Re call Acquis ition - - n/a - $2,090,043 n/a Total Cas h Paid for Acquis itions $6,261 ($182) (102.9)% $27,975 $276,371 n/a Acquisition of Customer Relationships $4,692 $18,227 n/a $20,891 $25,212 20.7% Customer Inducements 6,263 9,677 54.5% 14,955 16,099 7.6% Total Acquis ition of Cus tom e r Re lations hips $10,955 $27,904 n/a $35,846 $41,311 15.2% Change in Customer Acquisition Accruals 1 (3,795) n/a (683) (456) (33.2)% Total Cas h Paid for Acquis ition of Cus tom e r Re lations hips 10,956 $24,109 n/a 35,163 $40,855 16.2% Total Capital Expe nditure s , Inve s tm e nts and Acquis itions (6) $77,945 $104,718 34.3% $250,091 $2,386,736 n/a

Investments(1) Real Estate Investment Activity NOI/CuFt or DPU(3) Stabilization Pe riod Racking Installations(2) Europe 58,411 5,091 41,234 17,021 $1.73 Asia Pacif ic 14,749 1,520 7,654 4,846 $1.13 NOI/CuFt or DPU(3) Stabilization Pe riod Building Development Projects(4) Europe 3,264 - 3,053 368 22 $1.73 Asia Pacif ic 1,203 - 1,203 200 16 $1.13 Price IRRs YTD 2016 Building Acquisitions Europe - - - Asia Pacif ic - - - YTD 2016 Business and Customer Acquisition and Disposition Activity Racking Installations $13,525 Purchase Price $55,463 ($80,000) Building Development Projects 4,726 Syne rgize d Total Expe cte d Inve s tm e nt $1,911,445 ($80,000) Expected IRR Range 10% - 14% - (1) (2) (3) (4) (5) (6) Based on 2016 C$ Budgeted FX Rates. Racking Installations exclude consolidation spend in Total Expected Investment, Investment in Current Period and Cumulative Investment to Date of $41.9mm, $2.6mm and $38.3mm, respectively. In USD R$. Q3 2016 has been normalized to reflect the Recall benefit and is calculated using a twelve month trailing historical average. Building Development Projects exclude consolidation spend in Total Expected Investment, Investment in Current Period and Cumulative Investment to Date of $2.1mm, $0.0mm and $0.0mm, respectively. North America excludes racking investments for development projects that were initiated after 1/1/2016. Includes a large Building Development Project, with a longer than average stabilization period. Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix39 Estimated Annual Revenues $724,186 - Capital Consideration $1,855,982 - Total C$ Real Estate Investments 21,002 Data Centers 14,559 Other Real Estate Investment 15,471 Total FX Impact (2,924) Real Estate Investm ent $48,109 Consolidation Related to Racking Installations 2,751 Business Dis pos itions Business Investm ents Inve s tm e nt Re conciliation Q3 Investm ents Worldw ide $28,661 510 8%-11% Latin America - - - North America $28,661 510 8%-11% Re gion Purchas e Total Sq Ft Expe cte d Worldw ide$59,034$4,726$32,83911,159671$1.8324 - 36 m onths Latin America(6)34,341-18,09110,128470$1.51 North America(5) $20,226$4,726$10,493462163$2.00 His torical Ave rageAve rage Total Expe cte dInve s tm e nt inCum ulativeTotal Pote ntial Re gionInvestm entCurre nt Pe riodInve s tm e nt to DateCuFt / DPUsTotal Sq Ft North America$19,343$5,516$14,5987,138$2.00 Latin America16,8521,3987,3084,908$1.51 Worldw ide$109,355$13,525$70,79533,914$1.838 - 12 m onths His torical Ave rageAve rage Total Expe cte dInve s tm e nt inCum ulativeEs tim ate d Re gionInvestm entCurre nt Pe riodInve s tm e nt to DateCuFt / DPUs

North Am e rica Records Management $942,735 Other 68,393 Latin Am e rica 143,698 Total Storge NOI $1,881,906 Service Adjusted OIBDAR(2) $231,553 Total Service Adjusted OIBDAR $251,728 Cash, Cash Equivalents & Other Tangible Assets(4) $1,467,341 Customer Acquisition Consideration $18,712 Debt, Gross Book Value(5) $6,459,227 Annualized Rental Expense $311,563 (1) (2) (3) (4) (5) Includes South Africa. Trailing four quarter prior to rental expense. Annualized Recall service costs not included in trailing four quarter Service Adjusted OIBDAR. Includes Cash, Cash Equivalents, Restricted Cash, Accounts Receivable, Other Tangible Current Assets, Deferred Income Taxes and Prepaid Expenses. Calculated as current portion of Long-Term Debt of $121mm plus Long-Term Debt net of current portion of $6,338mm. Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix40 Estimated Tax Liability $21,512 Non-Controlling Interests $25,561 Less: Quarterly Building & Racking Investment, not ref lected in NOI $18,251 Balance at 9/30/2016 Annualized Recall Service Adjusted OIBDAR not included above(3) 20,175 Q3 Service Adjusted OIBDAR As ia Pacific 173,116 Europe (1) 324,658 Data Protection 229,307 Com pone nts Q3 Annualize d NOI Components of Value

Non-GAAP Measures Non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the Unites States of America (“GAAP”), such as operating or net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Adjusted Earnings Per Share, or Adjusted EPS Adjusted EPS is defined as reported earnings per share from continuing operations excluding: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) gain on sale of real estate, net of tax; (3) intangible impairments; (4) other expense (income), net; (5) Recall Costs; (6) REIT Costs; and (6) the tax impact of reconciling items and discrete tax items. Adjusted EPS includes income (loss) attributable to noncontrolling interests. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Adjusted Funds From Operations, or AFFO AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income, plus depreciation on non-real estate assets, amortization expense (including amortization of deferred financing costs), non-cash equity compensation expense and the impact of reconciling to normalized cash taxes, less maintenance and Recall integration capital expenditures and non-real estate investments. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning of capital to our stockholders and voluntary prepayments of indebtedness. Additionally AFFO is reconciled to cash flow from operations to adjust for real estate and REIT tax adjustments, REIT costs, Recall costs, working capital adjustments and other non-cash expenses. Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, and REIT Costs, or Adjusted OIBDA and Adjusted OIBDA Margin Adjusted OIBDA is defined as operating income before depreciation, amortization, intangible impairments, (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net, Recall Costs and REIT Costs (as defined in Note 7 to Notes to Consolidated Financial Statements included in this Quarterly Report). Adjusted OIBDA does not include certain items that we believe are not indicative of our core operating results, specifically: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) gain on sale of real estate, net of tax; (3) intangible impairments; (4) Recall Costs; (5) REIT Costs; (6) other expense (income), net; (7) income (loss) from discontinued operations, net of tax; (8) gain (loss) on sale of discontinued operations, net of tax; and (9) net income (loss) attributable to noncontrolling interests. Adjusted OIBDA Margin is calculated by dividing Adjusted OIBDA by total revenues. We use multiples of current or projected Adjusted OIBDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix41 Appendix

Non-GAAP Measures (continued) Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, and REIT Costs, or Adjusted OIBDA (continued) We believe Adjusted OIBDA and Adjusted OIBDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. Adjusted OIBDA also does not include interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Finally, Adjusted OIBDA does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted OIBDA and Adjusted OIBDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating or net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). Funds From Operations, or FFO (NAREIT), and FFO (Normalized) Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts ("NAREIT") and us as net income excluding depreciation on real estate assets and gain on sale of real estate, net of tax (“FFO (NAREIT)”). FFO (NAREIT) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (NAREIT) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (NAREIT) is net income. Although NAREIT has published a definition of FFO, modifications to FFO (NAREIT) are common among REITs as companies seek to provide financial measures that most meaningfully reflect their particular business. Our definition of FFO (Normalized) excludes certain items included in FFO (NAREIT) that we believe are not indicative of our core operating results, specifically: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) intangible impairments; (3) Recall Costs; (4) REIT Costs; (5) other expense (income), net; (6) deferred income taxes and REIT tax adjustments; (7) income (loss) from discontinued operations, net of tax; and (8) gain (loss) on sale of discontinued operations, net of tax. Service Adjusted OIBDA Service Adjusted OIBDA is calculated by taking service revenues excluding terminations and permanent withdrawals less direct expenses and allocated overhead tied to the service business. Terminations and permanent withdrawals are excluded from this calculations as they are included in the Storage NOI calculation. Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix42 Appendix

Non-GAAP Measures (continued) Service Adjusted OIBDAR Service Adjusted OIBDA as defined above, excluding rent expense associated with the service business. This is provided to enable valuation of Service Adjusted OIBDA irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. Storage Net Operating Income, or Storage NOI Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Rent expense is excluded to enable valuation of this income irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix43 Appendix

Definitions Average Stabilization Period – For racking projects, the stabilization period is 8 to 12 months. For new buildings it is 24 to 36 months, assuming phased racking installations over three years. For business acquisitions it is 12 to 24 months, depending on the size of the transaction. Building Development Projects – The construction of new facilities, or three-wall additions. Business Segments North American Records and Information Management Business (“RIM”) – Our North American Records and Information Management Business segment provides records and information management services, including the storage of physical records, including media such as microfilm and microfiche, master audio and videotapes, film, x-rays and blueprints, including healthcare information services, vital records services, service and courier operations, and the collection, handling and disposal of sensitive documents for corporate customers (“Records Management”); information destruction services (“Destruction”); and DMS throughout the United States and Canada; as well as fulfillment services and technology escrow services in the United States. North American Data Management Business (“DM”) – Our North American Data Management Business segment provides storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations (“Data Protection & Recovery”); server and computer backup services; digital content repository systems to house, distribute, and archive key media assets; and storage, safeguarding and electronic or physical delivery of physical media of all types, primarily for entertainment and media industry clients throughout the United States and Canada. Western European Business – Our Western European Business segment provides records and information management services, including Records Management, Data Protection & Recovery and DMS throughout the Austria, Belgium, France, Germany, Ireland, Netherlands, Spain, Switzerland and the United Kingdom, as well as DMS in Sweden. Other International Business – Our Other International Business segment provides records and information management services throughout the remaining European countries in which we operate, Latin America, Asia Pacific and Africa, including Records Management, Data Protection & Recovery and DMS. Our European operations provide records and information management services, including Records Management, Data Protection & Recovery and DMS throughout the Czech Republic, Denmark, Finland, Greece, Hungary, Norway, Poland, Romania, Russia, Serbia, Slovakia, Turkey and Ukraine; Records Management and DMS in Estonia, Latvia and Lithuania; and Records Management in Sweden. Our Latin America operations provide records and information management services, including Records Management, Data Protection & Recovery, Destruction and DMS throughout Argentina, Brazil, Chile, Colombia, Mexico and Peru. Our Asia Pacific operations provide records and information management services, including Records Management, Data Protection & Recovery and DMS throughout Australia and New Zealand, with Records Management and Data Protection & Recovery also provided in certain markets in China, Hong Kong-SAR, India, Malaysia, Singapore, Taiwan and Thailand. Our African operations provide Records Management, Data Protection & Recovery and DMS in South Africa. Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix44 Appendix

Definitions (continued) Corporate and Other – Our Corporate and Other Business segment primarily consists of our data center and fine art storage businesses in the United States, the primary product offerings of our Adjacent Businesses operating segment, as well as costs related to executive and staff functions, including finance, human resources and information technology, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. Our Corporate and Other Business segment also includes employee compensation expense associated with all stock options, restricted stock units, performance units and shares of stock issued under our employee stock purchase plan. Capacity Measures Building Capacity – The maximum number of cubic feet of records or standard DPUs that can be stored in a given facility. Building Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Building Capacity. Installed Racking Capacity – The storage capacity of the racking installed in a given facility. Capacity is generally measured in cubic feet or standard DPUs. Installed Racking Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Installed Racking Capacity. Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix45 Appendix

Definitions (continued) Capital Expenditures and Investments – Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: Real Estate: Investment – Assets that support core business growth primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures that expand our revenue capacity in existing or new geographies, replace a long-term operational obligation or create operational efficiencies, or Real Estate Investment. Maintenance – Real estate assets necessary to maintain ongoing business operations primarily related to the repair or replacement of real estate assets such as buildings, building improvements, leasehold improvements and racking structures, or Real Estate Maintenance. Non-Real Estate: Investment – Non-real estate assets that either (i) support the growth of our business, and/or increase our profitability, such as customer-inventory technology systems, and technology service storage and processing capacity, or (ii) are directly related to the development of new products or services in support of our integrated value proposition and enhance our leadership position in the industry, including items such as increased feature functionality, security upgrades or system enhancements, or Non-Real Estate Investment. Maintenance – Assets necessary to maintain ongoing business operations primarily related to the repair or replacement of customer-facing assets such as containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets. This category also includes operational support initiatives such as sales and marketing and information technology projects to support infrastructure requirements, or Non-Real Estate Maintenance. Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix46 Appendix

Definitions (continued) Capital Expenditures and Investments (continued) Components of Overhead Allocated Overhead – Includes overhead expenses directly associated with storage and service business operations allocated as follows: Field Operation Costs – Allocated to storage and service operations based on percent of revenue. Bad Debt Expenses – Allocated to storage and service operations based on percent of revenue. Transportation Costs – Allocated fully to service operations. Corporate Overhead – Includes all other overhead expenses associated with business support functions, including: Executive, Legal, Real Estate/Facilities, Accounting, Financial Performance & Analysis, Treasury, Tax, Internal Audit, M&A, Security, Procurement, HR, REIT, Other G&A, Integration Costs, IT, Product Engineering and Product Management. Customer Turnover Overhead – Overhead associated with customer acquisition and retention including Sales, Marketing and Account Management expenses. Constant Dollar Growth (C$) – The year-over-year growth rate excluding the impact of changes to foreign currency exchange rates. Constant currency growth rates are a non-GAAP measure calculated by translating the 2015 results at the 2016 constant dollar budget rates. Cumulative Investment to Date – Total spend to date since project approval. Customer Acquisition Costs – Includes costs associated with the acquisition of customer relationships and customer inducements such as move costs and permanent withdrawal fees. Destruction Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to destructions in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. DPUs – Data protection units, a unit of measurement specific to our Data Protection storage services. Estimated CuFt / DPUs – Estimated based on expected growth and consolidation, resulting from moving boxes from one facility to another. Historical Average NOI / CF or DPU – The quarterly annualized Storage NOI for a specific region (NA, Europe, Latin America, Asia Pacific) and product (Records Management or Data Protection). Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix47 Appendix

Definitions (continued) Internal Revenue Growth – Our internal revenue growth rate, which is a non-GAAP measure, represents the weighted average year-over-year growth rate of our revenues excluding the impacts of business acquisitions, divestitures and foreign currency exchange rate fluctuations. The revenues generated by Recall have been integrated with our existing revenues and it is impracticable for us to determine actual Recall revenue contribution. Therefore, our internal revenue growth rates exclude the impact of revenues associated with the Recall Transaction based upon forecasted or budgeted Recall revenues beginning in the third quarter of 2016. Our internal revenue growth rate includes the impact of acquisitions of customer relationships. Investment in Current Period – Spend within the quarter being reported. Lease Adjusted Leverage Ratio – The calculation for this ratio is EBITDA plus rent expense divided by net debt including the capitalized value of lease obligations. Net Volume Growth – New Records Management storage volume from existing customers, plus volume from new customers and volume from acquisitions, offset by volume related to destructions, permanent withdrawals and customer terminations. Quarterly percentages are calculated by dividing the trailing four quarters’ total activity by the ending balance of the same prior-year period. Non-Cash Rent Expense – Calculated as rent expense less cash paid for rent. Permanent Withdrawal Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to permanent withdrawals in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. Permanent withdrawals occur when records are permanently removed from inventory by customers for reasons other than the customer terminating its relationship. Racking Installations – Defined as any incremental racking spend on buildings constructed or operated prior to January 1, 2014. Racking projects are tracked from first dollar spent until completion, which is defined as when the first box is entered into storage. Racking spend on buildings constructed subsequent to January 1, 2014 is included in Building Development Projects. Recall Costs – Operating expenditures associated with our acquisition of Recall, including operating expenditures to complete the Recall Transaction, including advisory and professional fees and costs to complete the divestments required in connection with receipt of regulatory approval and to provide transitional services required to support divested businesses during a transition period, as well as operating expenditures to integrate Recall with our existing operations, including moving, severance, facility upgrade, REIT conversion and system upgrade costs. REIT Costs – Costs associated with the Company’s conversion to a REIT, excluding REIT compliance costs beginning January 1, 2014 which we expect to recur in future periods. REIT Countries – Countries where we operate that have been converted into a qualified REIT subsidiary and taxable REIT subsidiary structure, the group includes the following: Australia, Canada, Germany, Ireland, Mexico, Netherlands, Poland, Spain, United Kingdom and the United States. Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix48 Appendix

Definitions (continued) Service Profit and Margin – The Gross Profit and Margin attributable to the worldwide service business. Calculated as follows: Services Adj. OIBDA + Allocated Overhead Expenses + Termination and Permanent Withdrawal Fees = Service Profit ($) / Total Service Revenues (including Termination and Permanent Withdrawal Fees) = Service Margin (%) Storage Profit and Margin – The Gross Profit and Margin attributable to the worldwide storage business. Calculated as follows: Storage Net Operating Income + Allocated Overhead Expenses - Storage Rent - Termination and Permanent Withdrawal Fees = Storage Profit ($) / Total Storage Revenues (excluding Termination and Permanent Withdrawal Fees) = Storage Margin (%) Tangible Assets – Includes PP&E, cash and cash equivalents, restricted cash, accounts receivable, deferred income taxes, and prepaid expenses. Tax Rates Effective Tax Rate – GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and dividend by profit before tax for the period. Structural Tax Rate – Estimated tax rate for the full fiscal year based on forecasted ordinary income and forecasted tax expense/benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). Total Expected Investment – Is defined as follows: Total Expected Investment for Racking Installations – The sum of expected investments for all approved racking projects, reported on a constant dollar basis. Total Expected Investment for Building Development Projects – The sum of expected investments for all approved building projects, including the expected costs of approved racking installations, reported on a constant dollar basis. Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix49 Appendix

Definitions (continued) Transformation Initiative – During the third quarter of 2015, we implemented a plan that calls for certain organizational realignments to reduce our overhead costs, particularly in our developed markets, in order to optimize our selling, general and administrative cost structure and to support investments to advance our growth strategy (the “Transformation Initiative”), which is expected to be completed by the end of 2017. Volume Retention Rate – One minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. Section X Section IX Section VIII Section VII Section VI Section V Section IV Section III Section II Section I www.ironmountain.comSelected metric definitions are available in the Appendix50 Appendix